UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 27, 2007

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   0-10909                    22-2343568
           --------                   -------                    ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
       of Incorporation)            File Number)             Identification No.)


  420 Lexington Avenue, Suite 450
         New York, New York                                         10170
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212) 584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     (e) Effective as of September 27, 2007, NeoStem, Inc. (the "Company") entered into a letter agreement with Dr. Robin L. Smith, its Chairman of the Board and Chief Executive Officer, pursuant to which Dr. Smith's employment agreement dated as of May 26, 2006 and amended as of January 26, 2007, was further amended to provide that: (a) Dr. Smith's base salary would be increased to $275,000 (the amount to which Dr. Smith would have been entitled under her original employment agreement prior to her agreement on January 26, 2007 to accept a reduced salary of $250,000); (b) her base salary would be increased by 10% on each one year anniversary of the agreement; (c) a cash bonus of $187,500 (an amount equal to 75% of her base salary) would be paid October 1, 2007; (d) Dr. Smith's bonus for 2008 is set in the amount of $250,000 (an amount equal to 100% of her base salary) to be paid October 1, 2008; and (e) the Company will pay membership and annual fees for a club in New York of Dr. Smith's choice for business entertaining and meetings. Other than as set forth therein, Dr. Smith's original employment agreement and all amendments thereto remain in full force and effect. On September 27, 2007 (the "Grant Date"), Dr. Smith was also granted
(i) 30,000 shares of restricted common stock pursuant to and subject to the Company's 2003 Equity Participation Plan ("2003 EPP") in her capacity as a member of the Company's Board of Directors, 15,000 of which vested on the Grant Date and 15,000 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Dr. Smith's continued employment; and (ii) an option pursuant to and subject to the 2003 EPP to purchase 250,000 shares of the Common Stock at a per share exercise price equal to $4.95 (the per share closing price of the Company's common stock on the American Stock Exchange on the Grant Date) vesting as to (i) 150,000 shares immediately and (ii) 100,000 shares upon the achievement of certain specified business milestones.

     Effective as of September 28, 2007, the Company entered into a letter agreement with Mark Weinreb, its President, pursuant to which Mr. Weinreb's employment agreement dated as of February 6, 2005 and amended as of August 12, 2005 and June 1, 2006 (together, the "Agreement") (such Agreement being supplemented as of January 26, 2007, the effectiveness of which supplement has expired by its terms), was further amended to provide that: (a) Mr. Weinreb's base salary would be increased from $200,000 to $210,000; (b) the sole bonus to which he will be entitled shall be a quarterly bonus of $7,500 payable at the end of each quarterly period during the term commencing as of September 30, 2007; (c) in the event of termination of employment, any severance to which Mr. Weinreb is entitled under the Agreement shall equal the lesser of one year of his base salary or his base salary payable for the remainder of the term, in each case paid out over a 12 month period in accordance with the payroll policies and practices of the Company; and (d) any unused vacation to which Mr. Weinreb is entitled under the Agreement in any calendar year shall be forfeited without compensation. Other than as set forth therein, Mr. Weinreb's Agreement remains in full force and effect. On September 27, 2007, Mr. Weinreb was also granted (i) 30,000 shares of restricted common stock pursuant to and subject to the Company's 2003 EPP in his capacity as a member of the Company's Board of Directors, 15,000 of which vested upon the Grant Date and 15,000 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Mr. Weinreb's continued employment; (ii) an additional 10,000 shares of restricted common stock pursuant to and subject to the 2003 EPP, 5,000 of which vested upon the Grant Date and 5,000 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Mr. Weinreb's continued employment; and (iii) an option pursuant to and subject to the 2003 EPP to purchase 50,000 shares of the Common Stock at a per share exercise price equal to $4.95 (the per share closing price of the Company's common stock on the American Stock Exchange on the Grant
Date) vesting as to 10,000 shares immediately and 40,000 shares upon the achievement of certain specified business milestones.

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

     On September 27, 2007, Larry A. May, the Company's Chief Financial Officer, was granted (i) 10,000 shares of restricted common stock pursuant to and subject to the 2003 EPP, 5,000 of which vested upon the Grant Date and 5,000 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Mr. May's continued employment; and (ii) an option pursuant to and subject to the 2003 EPP to purchase 20,000 shares of the Common Stock at a per share exercise price equal to $4.95 (the per share closing price of the Company's common stock on the American Stock Exchange on the Grant Date) vesting as to 5,000 shares immediately and 15,000 shares upon the achievement of certain specified business and other milestones. Mr. May also was awarded a cash bonus of $13,200 (an amount equal to 10% of a prior annual base salary).

     On September 27, 2007, Catherine M. Vaczy, the Company's Vice President and General Counsel, was granted (i) 30,000 shares of restricted common stock pursuant to and subject to the Company's 2003 EPP in her capacity as Secretary of the Company's Board of Directors, 15,000 of which vested upon the Grant Date and 15,000 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Ms. Vaczy's continued employment; (ii) an additional 15,000 shares of restricted common stock pursuant to and subject to the 2003 EPP, 7,500 of which vested upon the Grant Date and 7,500 of which is scheduled to vest on the first anniversary of the Grant Date, subject to Ms. Vaczy's continued employment; and (iii) an option pursuant to and subject to the 2003 EPP to purchase 35,000 shares of the Common Stock at a per share exercise price equal to $4.95 (the per share closing price of the Company's common stock on the American Stock Exchange on the Grant Date) vesting as to 15,000 shares immediately and 20,000 shares upon the achievement of certain specified business milestones. Ms. Vaczy also was awarded a cash bonus of $37,500 (an amount equal to 25% of her annual base salary).

     The foregoing arrangements were approved by the Compensation Committee of the Board of Directors of the Company.

Item 8.01. Other Events.

     On September 27, 2007, pursuant to and subject to the 2003 EPP, the Compensation Committee of the Board of Directors of the Company authorized the issuance of an aggregate of 332,000 shares of its restricted common stock, par value $0.001 per share, and options to purchase an aggregate of 457,000 shares of common stock at a per share exercise price equal to $4.95 (the per share closing price of the Company's common stock on the American Stock Exchange on the Grant Date), to certain of its officers, directors, employees and consultants, inclusive of the amounts set forth in Item 5.02 above.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1 September 27, 2007 Amendment to Employment Agreement of
             Robin L. Smith

Exhibit 10.2 September 28, 2007 Amendment to Employment Agreement of
             Mark Weinreb

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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEOSTEM, INC.


                                          By: /s/ Catherine M. Vaczy
                                              Catherine M. Vaczy
                                              Vice President and General Counsel


Dated: October 3, 2007

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